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                                                                   EXHIBIT 13(d)
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USLIFE  GENERATIONS VA

                      SEC FILING, PART C, ITEM 24, (13)(d)

HYPOTHETICAL HISTORICAL 30 DAY YIELDS FOR PERIOD ENDING DECEMBER 31, 1998

LIT DOMESTIC INCOME
--------------------------------------
(Based on Hypothetical Fund Data)
                                                                   -1.11 yield
                  260.03 Dividends Paid
                   21.67 1/12 OF ANNUAL DIVIDENDS PAID
                1,405.84 Expenses
                  117.15 1/12 OF ANNUAL EXPENSES
             10,000.0000 Beginning Units
             10,000.0000 Ending Units
               10.314029 Unit Value At End Of Period

                      2*(((21.67-117.15)/(((10,000+10,000)/2)*10.314029)+1).6-1)


LIT US GOVERNMENT
--------------------------------------
(Based on Hypothetical Fund Data)
                                                                     -0.40 yield
                  967.17 Dividends Paid
                   80.60 1/12 OF ANNUAL DIVIDENDS PAID
                1,377.66 Expenses
                  114.81 1/12 OF ANNUAL EXPENSES
             10,000.0000 Beginning Units
             10,000.0000 Ending Units
               10.162078 Unit Value At End Of Period

                      2*(((80.60-114.81)/(((10,000+10,000)/2)*10.162078)+1).6-1)


LIT GROWTH AND INCOME FUND
------------------------------------------------------
(Based on Hypothetical Fund Data)
                                                                     -1.19 yield
                   78.67 Dividends Paid
                    6.56 1/12 OF ANNUAL DIVIDENDS PAID
                  932.35 Expenses
                   77.70 1/12 OF ANNUAL EXPENSES
             10,000.0000 Beginning Units
             10,000.0000 Ending Units
                7.184112 Unit Value At End Of Period

                      2*(((6.56-77.70)/(((10,000+10,000)/2)*7.184112)+1).6-1)

                                   05/18/99